UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2007

BNCCORP, Inc.
(Exact name of registrant as specified in its charter)

                        Delaware                                                 0-26290                                             45-0402816
                        (State of incorporation)                    (Commission File Number)           (IRS Employer Identification No.)

                         322 East Main, Bismarck, North Dakota                                                                                     58501
                (Address of principal executive offices)                                                                                (Zip Code)

                                                    (701) 250-3040
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 30, 2007, BNC Statutory Trust III, a Delaware statutory trust (the “Trust”) and the newly formed wholly-owned special purpose finance subsidiary of BNCCORP, Inc. (the “Company”), issued $15,000,000 of trust preferred securities (the “Capital Securities”) in a private placement to institutional investors pursuant to an applicable exemption from registration.  The Capital Securities mature on October 1, 2037, are redeemable at the Company’s option beginning after five years, and require quarterly distributions by the Trust to the holders of the Capital Securities at a rate equal to the three-month LIBOR rate plus 1.40%. The Company has irrevocably and unconditionally guaranteed the Capital Securities and, to the extent not paid by the Trust, accrued and unpaid distributions on the Capital Securities and the redemption price payable to the Capital Securities holders, in each case to the extent the Trust has funds available. The proceeds of the Capital Securities, along with proceeds of $464,000 from the issuance of common securities (the “Common Securities”) by the Trust to the Company, were used to purchase $15,464,000 of the Company’s floating rate junior subordinated debt securities due 2037 (the “Debt Securities”).  The Capital Securities and the Common Securities were issued pursuant to the Amended and Restated Declaration of Trust, dated July 30, 2007 (as amended, the “Declaration”), among Company, as Sponsor, Wilmington Trust Company, as institutional trustee and Delaware trustee, and the Administrators named therein.  The proceeds to the Company from the sale of the Debentures were used to partially fund the redemption on July 31, 2007 of all of the Company’s outstanding floating rate (three-month LIBOR plus 3.58%) junior subordinated deferrable interest debentures due 2031 (the “Debentures”).

The Debt Securities were issued pursuant to an Indenture, dated July 30, 2007, between the Company, as issuer, and Wilmington Trust Company, as trustee (the “Indenture”). Like the Capital Securities, the Debt Securities bear interest at a rate equal to the three-month LIBOR rate plus 1.40%. The interest payments by the Company on the Debt Securities will be used to pay the quarterly distributions payable by the Trust to the holders of the Capital Securities. However, so long as no event of default, as described below, has occurred under the Debt Securities, the Company may defer interest payments on the Debt Securities (in which case the Trust will be entitled to defer distributions otherwise due on the Capital Securities) for up to 20 consecutive quarters.

The Debt Securities are subordinated to the prior payment of any other indebtedness of the Company that, by its terms, is not similarly subordinated. The Debt Securities mature on October 1, 2037, but may be redeemed at the Company’s option at any time on or after October 1, 2012 or at any time upon certain events, such as a change in the regulatory capital treatment of the Debt Securities, the Trust being deemed an investment company or the occurrence of certain adverse tax events. Except upon the occurrence of the certain events described above prior to October 1, 2012, the Company may redeem the Debt Securities at their aggregate principal amount, plus accrued interest, if any.

The Debt Securities may be declared immediately due and payable at the election of the trustee or holders of at least 25% of aggregate principal amount of outstanding Debt Securities upon the occurrence of an event of default.  An event of default generally means (1) default in the payment of any interest when due that continues unremedied for a period of 30 days, except in the case of an election by the Company to defer payment of interest for up to 20 consecutive quarters (which does not constitute an event of default), (2) a default in the payment of the principal amount of the Debt Securities as and when such amount becomes due, including at maturity, (3) a default in the payment of any interest following the deferral of interest payments by the Company for 20 consecutive quarters, (4) a default in the Company’s performance, or breach, of certain covenants or agreements of the Company in the Indenture which is not cured within 90 days, (5) the institution of any bankruptcy or similar proceedings by or against the Company, or (6) the liquidation, dissolution or winding up of the Trust, other than as contemplated in the Indenture.

The Company also has entered into a Guarantee Agreement (the “Guarantee”) pursuant to which it has agreed to guarantee the payment by the Trust of distributions on the Capital Securities, and the payment of the principal amount of the Capital Securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or the principal amount of the Capital Securities after having received interest payments or principal payments on the Debt Securities from the Company for the purpose of paying those distributions or the principal amount of the Capital Securities.

The offering of the Capital Securities was conducted pursuant to a Purchase Agreement, dated July 30, 2007, between the Company and Merrill Lynch International (the “Purchase Agreement”), and a Placement Agreement (the “Placement Agreement”), dated July 30, 2007, between the Company and StoneCastle Securities, LLC.  The Company did not pay any fees or commissions to the placement agent or the purchaser in connection with the offering and sale of the Capital Securities.

The descriptions of the Declaration, the Indenture, the Guarantee, the Purchase Agreement and the Placement Agreement contained herein are qualified in their entirety by reference to such documents, a copy of each of which is attached as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 1.02            TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2007, pursuant to its optional redemption right under the Indenture, dated as of July 31, 2001, between the Company and State Street Bank and Trust Company of Connecticut, National Association (the “Trust II Indenture”), the Company redeemed all the $15,464,000 outstanding aggregate principal amount of the Debentures at an aggregate redemption price equal to $16,745,093.26, representing 106.0% of such outstanding principal amount plus accrued and unpaid interest and a trust dissolution fee of $353,103.26 and $150.00 respectively.  As a result of the redemption of the Debentures, all of the $15,000,000 outstanding aggregate liquidation amount of the floating rate capital securities (the “Trust II Capital Securities”) and the $464,000 outstanding aggregate liquidation amount of the floating rate common securities (the “Trust II Common Securities”) issued by BNC Statutory Trust II (“Trust II”) were also redeemed at an aggregate redemption price (including accrued and unpaid distributions) equal to the aggregate redemption price of the Debentures.

The redemption of the Debentures and the redemption of the Trust II Capital Securities and the Trust II Common Securities will result in (i) the dissolution of Trust II and its termination upon the filing of a certificate of cancellation with the Secretary of State of Connecticut in accordance with the Amended and Restated Declaration of Trust dated as of July 31, 2001 relating to Trust II (the “Trust II Declaration of Trust”), and (ii) the termination of the Trust II Declaration of Trust, the Trust II Indenture and the guarantee agreement entered into by the Company with respect to the Trust II Capital Securities and the Trust II Common Securities, in each case, in accordance with and subject to the terms of such document.

The redemption of the Debentures will result in a pre-tax charge to third quarter earnings of approximately $1.2 million.

ITEM 2.03            CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by this Item 2.03 is included in Item 1.01 above and incorporated herein by reference.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

The information required by this Item 3.02 is included in Item 1.01 above and incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a) - (c) Not applicable.

(d)            Exhibits

Exhibit Number	Description
10.1
Amended and Restated Declaration of Trust, dated July 30, 2007, among BNCCORP, Inc., as sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein.

10.2	Indenture, dated July 30, 2007, between BNCCORP, Inc., as issuer, and Wilmington Trust Company, as trustee.
10.3	Guarantee Agreement, dated July 30, 2007, between BNCCORP, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee.
10.4	Purchase Agreement, dated July 30, 2007, among BNCCORP, Inc., BNC Statutory Trust III and Merrill Lynch International.
10.5	Placement Agreement, dated July 30, 2007, among BNCCORP, Inc., BNC Statutory Trust III and StoneCastle Securities, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, Inc.

Date: August 3, 2007	By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President